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                                                                 EXHIBIT 5.2

                                   [FMC LOGO]
                            FRASER MILNER CASGRAIN LLP

May 8, 2003

TO: Petro-Canada
    28th Floor, Legal Services
    150 - 6th Avenue, S.W.
    Calgary, Alberta T2P 3E3

                    REGISTRATION STATEMENT ON FORM F-9

Ladies and Gentlemen:

     We hereby consent to the references to us and to the use of our name in the registration statement on Form F-9 (the "Registration Statement") and the short-form base shelf prospectus (the "Prospectus") of Petro-Canada included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

FRASER MILNER CASGRAIN LLP

(signed)

                       30th Floor, Fifth Avenue Place,
           237 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 4X7
         Telephone (403) 268-7000 Fax (403) 268-3100 www.fmc-law.com
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